UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2026
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DOCGO INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39618	85-2515483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

685 Third Avenue, 9th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

(844) 443-6246
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement
On August 16, 2026, DocGo Inc., a Delaware corporation ("DocGo" or the "Company"), Ambulnz Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("Ambulnz"), HH Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ambulnz ("MergerCo"), Hicuity Health, Inc., a Delaware corporation ("Hicuity"), Concord Innovation Fund II, LP, a Delaware limited partnership ("Concord"), individually and in its capacity as the representative of the shareholders of Hicuity (the "Shareholder Representative"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Pursuant to the Merger Agreement, MergerCo will merge with and into Hicuity, with Hicuity surviving the merger as a wholly owned subsidiary of Ambulnz (the "Merger"). The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Merger Consideration
The aggregate merger consideration consists of (i) a number of shares of DocGo common stock (the "Closing Stock Consideration") equal to 2.0% of the total number of shares of DocGo common stock issued and outstanding on a fully diluted basis as of the effective time of the Merger, and (ii) additional shares of DocGo common stock (the "Earnout Shares") equal to 3.5% of the total number of shares of DocGo common stock issued and outstanding on a fully diluted basis as of immediately prior to the effective time, subject to vesting conditions described below. The Earnout Shares are subject to a downward post-closing adjustment based on the final determination of closing indebtedness and transaction expenses in accordance with the terms set forth in the Merger Agreement. No upward adjustment of merger consideration will occur under any circumstances.

The Merger constitutes a "Deemed Liquidation Event" under the terms of Hicuity's amended and restated certificate of incorporation (the "Hicuity Charter"). Because the aggregate merger consideration is insufficient to satisfy the aggregate Series F liquidation preference in full, under the terms of the Hicuity Charter, the entire merger consideration is payable solely to the holder of Hicuity's Series F Convertible Preferred Stock. Accordingly, no holder of any other class or series of capital stock of Hicuity is entitled to receive any consideration in connection with the Merger, and all such shares will be cancelled at the effective time for no consideration. In addition, all outstanding options and warrants of Hicuity will be cancelled at the effective time for no consideration.

Earnout Shares
The Earnout Shares will be issued to the Series F Preferred Stockholder on the closing date and will vest if, during the earnout period, the volume-weighted average price per share of DocGo common stock equals or exceeds a specified market capitalization threshold. If the earnout vesting conditions are not satisfied on or prior to the earnout expiration date, the Earnout Shares will be forfeited and cancelled. In the event that the Company consummates an above-threshold go-private transaction prior to the earnout expiration date, the Earnout Shares will fully vest.

Assumed Indebtedness
In connection with the Merger, Ambulnz has agreed to assume the outstanding indebtedness under Hicuity's existing credit agreement with Perceptive Credit Holdings IV, LP on a joint and several basis with Hicuity as co-borrowers, and such indebtedness will not be paid off or discharged at or prior to the closing (the “Assumed Indebtedness”).

Representations, Warranties, and Covenants
The Merger Agreement contains customary representations and warranties by Hicuity regarding, among other things, corporate organization and authority, capitalization, financial statements, compliance with laws, litigation, material contracts, intellectual property, employee benefits, and tax matters. The Company, Ambulnz and MergerCo have made customary representations and warranties regarding corporate organization and authority, governmental authorization, non-contravention, financing and litigation. Ambulnz will procure a representations and warranties insurance policy to act as a primary source of recovery for losses stemming from breaches or inaccuracies of Hicuity’s representations and warranties.

The Merger Agreement also contains customary pre-closing covenants, including covenants relating to the conduct of Hicuity's business during the interim period, confidentiality obligations and publicity restrictions.

Conditions to Closing
The consummation of the Merger is subject to customary closing conditions, including, among other things, (i) the accuracy of representations and warranties, (ii) compliance with covenants, (iii) the absence of any governmental order or pending action prohibiting the transactions, (iv) the delivery of required closing deliverables, and (v) Ambulnz's entry into a definitive credit agreement assuming the Assumed Indebtedness.

Termination
The Merger Agreement may be terminated by mutual written consent of the parties, or by either party in certain circumstances, including, among other things, (i) a material breach of representations, warranties or covenants by the other party that remains uncured, (ii) the failure to materially perform with a party’s obligations under the Merger Agreement, or (iii) a final, non-appealable governmental order prohibiting the transactions.

Governing Law
The Merger Agreement is governed by the laws of the State of Delaware.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Consulting Services Agreement
On August 16, 2026, Ambulnz and the Hicuity entered into a Consulting Services Agreement, pursuant to which, upon satisfaction of certain conditions, Ambulnz will manage Hicuity’s day-to-day non-clinical operations, fund Hicuity’s operating expenses (advancing funds if Hicuity’s operating account is insufficient), and receive a weekly management fee equal to Hicuity’s gross revenue collections less its operating expenses. The Consulting Services Agreement terminates upon the earlier of the Closing or the termination of the Merger Agreement.

The foregoing description of the Consulting Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Commitment Letter
In connection with the Merger Agreement, Perceptive Credit Holdings IV, LP, as administrative agent and lender, committed to provide financing through an amendment and restatement of Hicuity’s existing credit agreement. The financing commitment consists of up to $50,000,000 in new senior secured term loans, comprised of (i) a term loan in the amount of $12,500,000, (ii) a second term loan in the amount of $12,500,000, and (iii) a third term loan in the amount of $25,000,000, in addition to the continuation of $52,000,000 of outstanding term loans under Hicuity’s existing credit agreement.

The commitment will remain available until the earlier of: (i) the termination of the Merger Agreement in accordance with its terms, (ii) the execution of a definitive credit agreement, or (iii) 11:59 p.m., New York City time, on November 14, 2026.

Item 2.02 Results of Operations and Financial Condition.

On August 17, 2026, the Company issued a press release announcing the Company’s earnings results for the quarter ended June 30, 2026 (the “Press Release”). The Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

As previously announced, the Company will also hold a conference call and webcast at 5:00 p.m. Eastern Time on August 17, 2026 to discuss its earnings results for the quarter ended June 30, 2026 (the “Conference Call”).

During the Conference Call, the Company’s management intends to report adjusted gross margin, adjusted EBITDA, and adjusted operating expenses, which are financial measures that are not calculated or presented in accordance with generally accepted accounting principles (“GAAP”). Information regarding adjusted gross margin, adjusted EBITDA, and adjusted operating expenses, and reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in Exhibit 99.2 to this Report.

The information in this Report and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated August 16, 2026, among the Company, Hicuity Health, Inc., Ambulnz Holdings, LLC, HH Merger Sub, LLC, and Concord Innovation Fund II, L.P., individually and in its capacity as shareholder representative

10.1	Consulting Services Agreement, dated August 16, 2026, between Ambulnz Holdings, LLC and Hicuity Health, Inc.
99.1	Press Release dated August 17, 2026.
99.2	Non-GAAP Financial Information.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCGO INC.

By:	/s/ Norman Rosenberg
Name:	Norman Rosenberg
Title:	Chief Financial Officer and Treasurer

Date: August 17, 2026

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